Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF STOCK

THIS STOCK PURCHASE AGREEMENT, (this “Agreement”) made this 24th day of October, 2015 by:

1923285 ALBERTA LTD.

      (Party of the First Part)

An Alberta Corporation with a principal address at 404 Suncor Centre-100-111 5th Ave SW, Calgary, Alberta, T2P 3Y6 hereinafter referred to as the “Vendor”. Vendor owns a lease that encompasses 10,100 square kilometers of oil and gas and mineral leases in the country of Peru known as “Block 19”

- and -

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS INC.

(Party of the Second Part)

A Florida corporation, with a principal address of 8309 Mount Logan Court, Las Vegas, Nevada 89131 hereinafter referred to as the “Purchaser” or “AEPP” setting forth the terms and conditions upon which AEPP will acquire one hundred per cent of the issued and outstanding shares of the Vendor in exchange for 65,600,000 shares of Common Stock of the Purchaser;

WHEREAS, the Vendor wishes to sell its shares, and the Purchaser wishes to acquire the shares of the Vendor the parties agree to the acquisition upon the terms and conditions as set out below.  The Vendor and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties”.

           AND WHEREAS upon acquisition of all of the shares of the Vendor, the Vendor’s shareholders will become the controlling shareholders of Purchaser and furthermore upon completion of the acquisition, the Vendor shall appoint directors and officers of Purchaser.

In consideration of the mutual promises, covenants, and representations contained herein, as well as pursuant to an Escrow Agreement.

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THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS the Vendor covenants that is has a lease for 10,100 square kilometers of oil and gas and minerals rights from the Government of Peru to develop this acreage as described in Schedule A.

AND WHEREAS, the Vendor and Purchaser have appointed the Law Offices of Clifford J. Hunt to act as the Escrow Agent ("Escrow Agent"), for this transaction and to receive and hold all consideration received from the Purchaser for the purchase of the Vendor shares and all documents (“Documents”) stock certificates and corporate records of Vendor, in the offices of the Escrow Agent unless other arrangements are agreed to by all parties.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

          1.01 Sale.   Subject to the terms and conditions of this Agreement, the Vendor agrees to sell 100 percent of their Stock, and the Purchaser shall purchase the entire Stock, for a total of sixty-five million six hundred thousand (65,600,000) shares of Common Stock of Advanced Environmental Petroleum Producers Inc. (AEPP) formerly known as Electric Vehicle Research Corp Inc.  (the “Purchase Price”).  This is a private transaction between the Vendor and Purchaser.

          1.02 Stock Outstanding The parties agree that the total Stock outstanding after the completion of the transaction will be 94,000,000 shares.

          1.03 No Liabilities. The Purchaser covenants and agree that AEPP is free and clear of all encumbrances with no outstanding liabilities, debts, lawsuits, etc. and is in compliance with all US securities laws applicable to AEPP:

1.04

Escrow Agent.   The Vendor and Purchaser hereby appoint the Escrow Agent for the distribution of the stock received from AEPP according to the terms of the Escrow Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES BY VENDOR

The Vendor represents and warrants to the Purchaser the following:

2.01

Organization. Vendor is private Alberta corporation duly organized, validly existing, and in good standing under the laws of that province, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the province of Alberta and elsewhere (if required). All actions taken by the incorporators, directors and/or shareholders of Vendor have been valid and in accordance with the laws of the province of Alberta. The only asset of Vendor consists of the leases outlined in Schedule A attached being 10,100 square kilometers of mineral and oil and gas leases in Peru known as Block 19

Immediately following the Closing, the Purchaser shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of Vendor by the Purchaser, the change of control of the corporation, all changes to the officers and directors, and all such additional disclosure as is required to keep the corporation in good standing with any and all regulatory bodies having authority.

2.02

Capital.   The authorized capital stock of Vendor consists unlimited class A, B, C, D, and E shares.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Vendor to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Vendor are subject to any stock restriction agreements.  There are several shareholders of record of Vendor. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Alberta corporate law and the applicable securities laws of the Canada.

2.03

Financial Statements.   Vendor is a non-reporting company and financials are unaudited.  It a condition of the release of the Purchase Price from escrow are that the financial statements be audited by auditors licensed by the SEC to ensure disclosure of the financial condition and operating results for the last two years under the rules of United States generally accepted accounting principles (“US GAAP”) or from the date of incorporation of the Company. whatever is applicable.

2.04   Filings with Government Agencies.  Vendor is a non-Reporting Company.

2.05

Liabilities.  Vendor is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Vendor or its Shares.  To the best of knowledge of the Vendor, there are no disputes of any kind between Vendor and any

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third parties, and no such dispute will exist at the Closing of this transaction and at Closing.

2.06 Ability to Carry Out Obligations.  The Vendor has the right, power, and authority to enter into, and perform his obligations under this Agreement.  The execution and delivery of this Agreement by the Vendor and the performance by the Vendor of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Vendor officers or directors or Vendor are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Vendor to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Vendor or upon the Stock of Vendor to be acquired by the Purchaser.

2.07 Compliance with Laws.  To the best of knowledge of the Vendor, it has complied in all material respects, with, and is not in violation of any, federal, provincial, or local statute, law, and/or regulation pertaining.

2.08

Litigation.  To the best of the knowledge of the Vendor it is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Vendor, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Vendor.  Vendor is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09

Conduct of Business.    Prior to the Closing, Vendor  shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.10

Corporate Documents.  Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i)

Certificate of Incorporation and all amendments thereto;

(ii)

Bylaws and all amendments thereto;

(iii)

Minutes and Consents of Shareholders of Vendor approving this Agreement;

(iv)

 Minutes and Consents of the board of directors;

(v)

 List of officers and directors;

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(vii)

Current Shareholder list.

(viii)

List of Leases and Certificate from acceptable statutory authority that the leases are free of all encumbrances and are in good standing.

2.11

Closing Documents.   All minutes, consents or other documents pertaining to the Purchaser to be delivered at the Closing shall be valid and in accordance with the laws of Alberta.

2.12

Title.   The Vendor has good and marketable title to all of the Stock being sold by them to the Purchaser pursuant to this Agreement.  The Stock will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  None of the Stock is or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  The Vendor is not party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, provincial or federal law, rule, regulation, or decree which would, as a result of the purchase of the Stock by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares. The Vendor further covenants that is has clear title to Block 19 as shown on attached Schedule A and it is free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.

2.13    Transfer of Shares.  The Vendor will have the responsibility for sending all certificates representing the Stock being purchased, along with the proper Stock Powers with Bank Signature Guarantees or Power of Attorney, to the Escrow Agent for delivery to the Purchaser at Closing.

2.14

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES BY PURCHASER

The Purchaser represents and warrants to the Purchaser the following:

3.01

Organization The Purchaser is Advanced Environmental Petroleum Producers Inc., a Florida corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Florida and elsewhere. All actions taken by the incorporators, directors and/or shareholders of AEPP have been valid and in accordance with the laws of the state of Florida and Indiana.  AEPP is a fully reporting company with the SEC and the common stock is included for quotation on the OTCBB under the symbol AEPP

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3.02

Capital.   AEPP has 31,633 shares with par value of $0.0001 of Common Stock are issued and outstanding after AEPP’s recent 1,000 to one reverse stock split. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating AEPP to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of AEPP are subject to any stock restriction agreements.

3.03

Financial Statements.   AEPP is a reporting company and financials can be found on EDGAR.  The financial statements fairly present the financial condition and operating results of AEPP as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, and as set forth in Paragraph 2.05, AEPP has no material liabilities (contingent or otherwise).  AEPP is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. AEPP will have no debt or liabilities on closing of this purchase.

3.04    Filings with Government Agencies.  AEPP is a Reporting Company as that term is described by the Securities Act of 1933, and files annual and quarterly reports with the SEC.  AEPP has made all required filings with the SEC and the State of Florida that might be required, and is current in its filings and reporting to the state of Florida.

3.05   Ability to Carry Out Obligations.  The Purchaser has the right, power, and authority to enter into, and perform his obligations under this Agreement.

3.06   Transfer of Shares.  The Purchaser will have the responsibility for sending all certificates representing the Purchaser Price to the Escrow Agent for delivery to the Purchaser at Closing.

3.07

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE IV

CLOSING

4.01

Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for the Stock of Common Stock being purchased will occur when all of the documents and consideration described in Paragraphs 2.10 above and in 4.03 below, have been delivered or other arrangements have been made and agreed to by the Parties.

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It is understood that the Audit of Vendor will take time, but can take no longer than seventy-five (75) days from the date of this Agreement. If the Closing does not occur on or before December 31, 2015, the Purchaser may terminate this Agreement upon written notice.

 4.02   Termination This Agreement can be terminated in the event of any material breach by either party.

4.03

Documents and Payments to be Delivered at Closing.   As part of the Closing of the Common Stock purchase, those documents listed in 2.10 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a)

By the Vendor

(i)

stock certificate or certificates, along with stock powers with signature guarantee, representing the Shares, endorsed in favor of the Purchaser or names as designated by Purchaser or left blank; and

(ii)

such other documents of Vendor as may be reasonably required by Purchaser, if available.

(b)

By Purchaser:

(i)

transfer to the Law Offices of Clifford J. Hunt the Purchase Price which are stock certificate or certificates issued to the shareholders of Vendor as designated by the Vendor along with stock powers with signature guarantee, representing the shares issued to the Vendor from the Purchaser.

ARTICLE V

INVESTMENT INTENT:

The Purchaser represents warrants and covenants to the Vendor the following:

5.01   Knowledge and Experience.   The Purchaser acknowledges that he has been encouraged to seek his own legal and financial counsel to assist him in evaluating this purchase.  The Purchaser acknowledges that the Vendor has given it and all of his counselors’ access to all information relating to Vendor business that he or any one of them have requested.  The Purchaser acknowledges that he has sufficient business and financial experience, and knowledge concerning the affairs and conditions of Vendor so that he can make a reasoned decision as to this purchase of the Stock and is capable of evaluating the merits and risks of this purchase.

5.02   Future Business of AEPP.  The Purchaser represents that after the Closing of this transaction, the Purchaser will continue to carry on the existing business of AEPP.

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5.03   Representations.  All Representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE VI

REMEDIES

6.01

Arbitration.   Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Alberta in accordance with the Rules of the Canadian Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02

Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Vendor has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

6.03

Indemnification.  From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.04

Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII

MISCELLANEOUS

7.01

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

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7.03

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

7.04

Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

7.05   Partial Invalidity.   In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

7.06

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

7.07

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Vendor

Nigel Campbell Bosworth

CEO 1923285Alberta Ltd.

Suite 404 Suncor Centre, 100-111 5thAveSW

Calgary, Alberta, Canada T2P 3Y6

If to the Purchaser:

Andrew Mynheer

President, Advanced Environmental Petroleum Producers Inc.

8309 Mount Logan Court

Las Vegas, Nevada

89131

With a copy to:

Law Offices of Clifford J. Hunt, located at 8200 Seminole, Seminole Florida, USA 33772

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7.08

Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.09

Effect of Closing.   All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

7.10

Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.11

Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the Province of Alberta (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

7.12   Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the Province of Alberta shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transactions contemplated herein.

7.13   Attorneys Fees.   In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such breach of a covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first written above.

1923285 ALBERTA LTD

By: __/s/ Nigel Campbell Bosworth_______

      Nigel Campbell Bosworth, CEO

      1923285 Alberta Ltd.

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS INC

By: __/s/ Andrew Mynheer______________

      Andrew Mynheer, President

      Advanced Environmental Petroleum Producers Inc.

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